Exhibit 21.1

                        MOTORS AND GEARS HOLDINGS, INC.
                                 SUBSIDIARIES

                                                                 Jurisdiction of
Subsidiaries                                                     Incorporation

Kinetek, Inc. (1)                                                   Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Kinetek Industries, Inc. (2)                                        Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Merkle-Korff Industries, Inc. (3)                                   Illinois
1776 Winthrop Drive
Des Plaines, IL 60015

Merkle-Korff de Mexico S.A. de C.V. (4)                             Mexico
Av. C.F.E. No. 830, Parque Industrial Millennium
Zona Industrial del Potosi
San Luis Potosi, S.L.P.
C.P. 78395

The Imperial Electric Company (3)                                   Delaware
1503 Exeter Road
Akron, Ohio 44306

Gear Research, Inc. (5)                                             Delaware
4329 Eastern Avenue, S.E.
Grand Rapids, Michigan 49508

Motion Holdings, Inc. (3)                                           Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Motion Control Engineering, Inc. (6)                                California
11380 White Rock Road
Rancho Cordova, CA 95742

Old ED&C, Inc. (3)                                                  Delaware
1751 Lake Cook Road
Deerfield, IL 60015

Advanced D.C. Holdings, Inc. (3)                                    Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Advanced Motors & Drives, Inc. (7)                                  New York
6268 East Molloy Road
East Syracuse, NY 13057

MW Corporation (8)                                                  Georgia
6268 East Molloy Road
East Syracuse, NY 13057

Sermed S.A.R.L. (9)                                                 France
Eternoz - 25330 Amancey
France

Advanced D.C. Motors GmbH (10)                                      Germany

FIR Group Holdings, Inc. (3)                                        Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

TEA International S.r.l. (11)                                       Italy

SelinSistemi, S.p.A. (12)                                           Italy
Via Chiaravagna, 28
16153 Genova-Sestri P

FIR Electromeccanica, S.p.A. (12)                                   Italy
Via Roma n. 19
26041 Casalmaggiore  CR

Kinetek Asia Holdings, Inc. (3)                                     Delaware
ArborLake Centre, Suite 550
1751 Lake Cook Road
Deerfield, IL 60015

Kinetek De Sheng (Foshan) Motors Co., Ltd. (13)                     China
No. 82, Jizhou Section
Shiliang Road, Lunjiao Town
Shunde City, Guangdong Province
The People's Republic of China, 528308

KII Canada, Inc. (3)                                                Nova Scotia
ArborLake Centre
1751 Lake Cook Road, Suite 550
Deerfield, IL 60015

Footnotes


(1)    A wholly owned subsidiary of Motors and Gears Holdings, Inc.

(2)    A wholly owned subsidiary of Kinetek, Inc.

(3)    A wholly owned subsidiary of Kinetek Industries, Inc.

(4) Merkle-Korff Industries, Inc. owns 99.99% of the capital stock of the corporation and Kinetek, Inc. owns the remaining capital stock of the corporation.

(5)    A wholly owned subsidiary of The Imperial Electric Company

(6)    A wholly owned subsidiary of Motion Holdings, Inc.

(7)    A wholly owned subsidiary of Advanced D.C. Holdings, Inc.

(8)    A wholly owned subsidiary of Advanced D.C. Motors, Inc.

(9)    A 99% owned subsidiary of Advanced D.C. Motors, Inc.

(10)   A 90% owned subsidiary of Advanced D.C. Motors, Inc.

(11)   A wholly owned subsidiary of FIR Group Holdings, Inc.

(12)   A wholly owned subsidiary of FIR Group Holdings, Italia, S.r.l.

(13)   A 80% owned subsidiary of Kinetek Asia Holdings, Inc.